EXHIBIT 10.3

Amendment No. 3
to Note and Warrant Purchase Agreement

This Amendment No. 3 to Note and Warrant Purchase Agreement is dated as of August 8, 2016, and is between CTI Industries Corporation, an Illinois corporation (the “Company”); CTI Supply, Inc., an Illinois corporation f/k/a CTI Helium, Inc., and a Wholly-Owned Subsidiary of the Company, in its capacity as a guarantor (the “Subsidiary Guarantor”); and BMO PRIVATE EQUITY (U.S.), INC., a Delaware corporation (the “Purchaser”).

The Company and the Purchaser entered into a Note and Warrant Purchase Agreement dated as of July 17, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Purchase Agreement”), under which, among other things, the Company sold to the Purchaser and the Purchaser purchased from the Company a note in the aggregate principal amount of $5,000,000.

In connection with the Purchase Agreement, the Subsidiary Guarantor entered into a Guaranty dated as of July 12, 2012 (the “Subsidiary Guaranty”), under which, among other things, the Subsidiary Guarantor guarantees the prompt and complete payment and performance of the Obligations.

The parties now desire to amend the Purchase Agreement in certain respects.

The parties therefore agree as follows:

1.          Definitions. Defined terms used but not defined in this agreement are as defined in the Purchase Agreement.

2.          Amendments to Purchase Agreement. (a) Section 8.23 of the Purchase Agreement is hereby amended to read in its entirety as follows:

“Section 8.23      Financial Covenants.

(a)          Senior Leverage Ratio. As of the last day of each fiscal quarter of the Company (commencing June 30, 2016), the Company shall not permit the Senior Leverage Ratio for the four fiscal quarters of the Company then ended to be more than the amount set forth below for such fiscal quarter:

Fiscal Quarter Ending	Level
June 30, 2016	3.30 to 1.00
September 30, 2016, and December 31, 2016	3.85 to 1.00
March 31, 2017	3.575 to 1.00
June 30, 2017, and each fiscal quarter thereafter	3.30 to 1.00

(b)          Total Leverage Ratio. As of the last day of each fiscal quarter of the Company (commencing June 30, 2016), the Company shall not permit the Total Leverage Ratio for the four fiscal quarters of the Company then ended to be more than the amount set forth below for such fiscal quarter:

Fiscal Quarter Ending	Level
June 30, 2016	4.675 to 1.00
September 30, 2016	5.225 to 1.00
December 31, 2016	4.95 to 1.00
March 31, 2017, and each fiscal quarter thereafter	4.675 to 1.00

(c)          Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Company (commencing with the fiscal quarter ending June 30, 2016), the Company shall not permit the Fixed Charge Coverage Ratio for the four fiscal quarters of the Company then ended to be less than 1.05 to 1.00.

(d)          Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to, make or commit to make, directly or indirectly, any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries would exceed $1,210,000 in the fiscal year of the Company ending on December 31, 2016, or in any subsequent fiscal year of the Company.”

(d)          Reaffirmation of Subsidiary Guaranty. The Subsidiary Guarantor hereby expressly does each of the following:

(1)	consents to the execution by the Company and the Purchaser of this agreement;

(2)	acknowledges that the “Indebtedness” (as defined in the Subsidiary Guaranty) includes all of the “Obligations” under and as defined in the Purchase Agreement, as amended from time to time (including as amended by this agreement);

(3)	acknowledges that the Subsidiary Guarantor does not have any set-off, defense, or counterclaim to the payment or performance of any of the obligations of the Company under the Purchase Agreement or the Subsidiary Guarantor under the Subsidiary Guaranty;

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(4)	reaffirms, assumes, and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms, and conditions contained in the Subsidiary Guaranty;

(5)	agrees that all such obligations and liabilities under the Subsidiary Guaranty continue in full force and that the execution and delivery of this agreement to, and its acceptance by, the Purchaser will not in any manner whatsoever do any of the following:

(A)	impair or affect the liability of the Subsidiary Guarantor to the Purchaser under the Subsidiary Guaranty;

(B)	prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of the Purchaser at law, in equity, or by statute against the Subsidiary Guarantor pursuant to the Subsidiary Guaranty; or

(C)	release or discharge, or be construed to release or discharge, any of the obligations and liabilities owing to the Purchaser by the Subsidiary Guarantor under the Subsidiary Guaranty; and

(6)	represents and warrants that each of the representations and warranties made by the Subsidiary Guarantor in any of the documents executed in connection with the Note and the other Operative Documents remain true and correct as of the date of this agreement.

3.            Representations and Warranties. To induce the Purchaser to enter into this agreement, the Company hereby represents to the Purchaser as follows:

(1)	that the Company is duly authorized to execute and deliver this agreement and is and will continue to be duly authorized to borrow monies under the Purchase Agreement, as amended by this agreement, and to perform its obligations under the Purchase Agreement, as amended by this agreement;

(2)	that the execution and delivery of this agreement and the performance by the Company of its obligations under the Purchase Agreement, as amended by this agreement, do not and will not conflict with any provision of law or of the articles of organization or operating agreement of the Company or of any agreement binding upon the Company;

(3)	that the Purchase Agreement, as amended by this agreement, is a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability might be limited by bankruptcy, insolvency, or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies;

(4)	that the representation and warranties set forth in Section 6 of the Purchase Agreement, as amended by this agreement, and Section 6 of the Senior Credit Agreement, as amended, in each case are true and correct with the same effect as if those representations and warranties had been made on the date hereof, except that all references to the financial statements mean the financial statements most recently delivered to the Purchaser and except for changes specifically permitted under the Purchase Agreement, as amended by this agreement;

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(5)	that the Company has complied with and is in compliance with all of the covenants set forth in the Purchase Agreement, as amended by this agreement, including the covenants stated in Section 8 of the Purchase Agreement; and

(6)	that as of the date of this agreement no Default and no Event of Default under Section 10 of the Purchase Agreement, as amended by this agreement, has occurred or is continuing.

4.            Conditions. The effectiveness of this agreement is subject to satisfaction of the following conditions:

(1)	that the Purchaser has received the following:

(A)	a copy of this agreement, duly executed by the parties;

(B)	an amendment to the Senior Credit Agreement, in form and substance satisfactory to the Purchaser, duly executed by all applicable Persons;

(C)	a consent under the subordination and intercreditor agreement in respect of the Senior Debt, in form and substance satisfactory to the Purchaser, duly executed by all applicable Persons; and

(D)	all other documents, certificates, resolutions, and opinions of counsel as the Purchaser requests; and

(2)	that all legal matters incident to the execution and delivery of this agreement are satisfactory to the Purchaser and its counsel.

5.            General. (a) This agreement and the rights and duties of the parties hereto are governed by, and are to be construed in accordance with, the internal laws of the State of Illinois without regard to principles of conflicts of laws. Wherever possible each provision of the Purchase Agreement and this agreement is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Purchase Agreement and this agreement is prohibited by or invalid under any such law, that provision will be deemed ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of the Purchase Agreement and this agreement.

(b)          This agreement is an Operative Document.

(c)          This agreement binds each party and their respective successors and assigns, and this agreement inures to the benefit of each party and the successors and assigns of the Purchaser.

(d)          Except as specifically modified or amended by the terms of this agreement, the terms and provisions of the Purchase Agreement, the Subsidiary Guaranty, and the other Operative Documents are incorporated by reference herein and in all respects continue in full force and effect. The Company, by execution of this agreement, hereby reaffirms, assumes, and binds itself to all of the obligations, duties, rights, covenants, terms, and conditions contained in the Purchase Agreement and the other Operative Documents to which it is a party.

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(e)          Each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and each reference to the Purchase Agreement in any and all instruments or documents delivered in connection therewith, are deemed to refer to the Purchase Agreement, as amended by this agreement.

(f)          The Company shall pay all costs and expenses in connection with the preparation of this agreement and other related operative documents, including, without limitation, reasonable attorneys’ fees and time charges of attorneys who are employees of the Purchaser or any affiliate or parent of the Purchaser. The Company shall pay any and all stamp and other taxes, UCC search fees, filing fees, and other costs and expenses in connection with the execution and delivery of this agreement and the other instruments and documents to be delivered hereunder, and agrees to save the Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses.

(g)          The Company hereby waives and releases any and all current existing claims, counterclaims, defenses, or set-offs of every kind and nature which it has or might have against the Purchaser arising out of, pursuant to, or pertaining in any way to the Purchase Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement. The Company hereby further covenants and agrees not to sue the Purchaser or assert any claims, defenses, demands, actions, or liabilities against the Purchaser arising out of, pursuant to, or pertaining in any way to the Purchase Agreement, any and all documents and instruments in connection with or relating to the foregoing, or this agreement.

(h)          The parties may sign this agreement in several counterparts, each of which will be deemed an original but all of which together will constitute one instrument. Delivery of an executed counterpart of this agreement by facsimile or by “.PDF” shall be equally as effective as delivery of an original executed counterpart of this agreement.

[Signature pages follow]

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The parties are signing this Amendment No. 3 to Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

COMPANY:	CTI INDUSTRIES CORPORATION

	By:	/s/ Stephen M. Merrick
	Name:	Stephen M. Merrick
	Title:	President

SUBSIDIARY GUARANTOR:	CTI SUPPLY, INC.
(f/k/a CTI Helium, Inc.)

	By:	/s/ Stephen M. Merrick
	Name:	Stephen M. Merrick
	Title:	President

PURCHASER:	BMO PRIVATE EQUITY (U.S.), INC.

	By:	/s/ Stephen Isaacs
	Name:	Stephen Isaacs
	Title:	Managing Director